Exhibit 10.14

AMENDED REVISED SECOND EXTENSION AND FIRST MODIFICATION OF

OCTOBER 1, 2012 PLACEMENT AGENT AGREEMENT

Dated as of: September 8, 2014

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

135 Fifth Avenue, 10th Floor

New York, New York 10010

Ladies and Gentlemen:

This shall confirm that Algodon Wines & Luxury Development Group, Inc., a Delaware corporation (the “Company”) and DPEC Capital, Inc., a Delaware corporation (the “Placement Agent”), hereby agree to extend and modify the terms of their Placement Agent Agreement, dated October 1, 2012 (hereinafter the “PAA”), as extended and modified by the Revised Second Extension and First Modification of the PAA, dated June 30, 2014 and the First Extension of Placement Agent Agreement, dated June 30, 2013.

Except as expressly modified herein, all of the terms and provisions set forth in the PAA shall remain in full force and effect, and all capitalized terms used herein shall have the same meanings therein. The modifications to the PAA are as follows:

(1) Sections 1.A. and 1.D. of the PAA are hereby deleted in their entirety and replaced with the following:

1.     Offering.

A.     The Company hereby engages the Placement Agent to act as exclusive placement agent in connection with the issuance and sale by the Company (the “2014 Common Stock Offering”) of up to 5,000,000 shares of its Common Stock, $.01 par value per share (the “Shares”), at a price of $2.00 per share. A sale of 5,000,000 Shares (plus up to an additional 1,500,000 Shares which the Company reserves the right to issue on the same terms provided herein) shall be referred to as the “Maximum Offering.”

D.     The 2014 Common Stock Offering will terminate on the earlier of the sale of all Shares available under a Maximum Offering, or December 31, 2014 (such date is hereinafter referred to as the “Termination Date”; the period commencing on the date hereof and ending on the Termination Date is sometimes referred to herein as the “2014 Common Stock Offering Period”). Upon agreement of the parties hereto, the Termination Date may be extended to a date not later than March 31, 2015.

(2) Section 4.B. of the PAA is hereby deleted in its entirety and replaced with the following:

4.     Representations and Warranties of the Company.

B.     The authorized capital stock of the Company consists of 80,000,000 shares of common stock (“Common Shares”) and 11,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Shares”). Of this total, as of September 8, 2014, 33,833,634 Common Shares are issued, which includes 4,411 shares held in treasury, and 0 Preferred Shares are issued. These totals include the 9,477,533 shares of the Company’s Series A preferred stock that were converted to shares of common stock of the Company on a 1:1 basis as of July 14, 2014, due to the effectiveness of the Company’s Form 10 registration as filed with the SEC on May 14, 2014. As of the date hereof, the Company has reserved 8,807,453 Common Shares for issuance upon the exercise of stock options, and 1,027,179 Common Shares for issuance upon the exercise of warrants that have been granted to members of the Company’s Board of Directors, advisors, certain employees and others, and to the Placement Agent in connection with prior offerings (“Option Securities”).

All of the issued and outstanding shares of the capital stock of the Company are, and all Common Shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, and non-assessable. Except for the outstanding Option Securities, there are no outstanding options, warrants, rights to acquire or subscribe to, or commitments of any nature to which the Company is a party or may be bound, requiring the issuance or sale of any class of capital stock or other equity securities, or securities or rights convertible into or exchangeable for such shares or other equity securities.

(3) Additional modifications.

(a) All references in the PAA to the “Offering” are hereby deleted and replaced with the “2014 Common Stock Offering.”

(b) The reference in Section 1.C. to “March 31, 2013” is hereby deleted and replaced with “December 31, 2014.”

(c) The reference in Section 2.B. to “$46,000” is hereby deleted and replaced with “$120,000.”

(d) The reference in Section 10.B to “Tim Holderbaum” is hereby deleted and replaced with “Mark Downey.”

(4) The Company had previously listed the Share price at $3.00, but the price was lowered for various reasons, none of which are based on Company actions. Any Subscriber who subscribed and paid $3.00 for Shares during July through September 8, 2014, shall have his/her Shares adjusted to reflect the current $2.00 Share price and will be allotted additional Shares to reflect the change in price. Also, the company reserved an aggregate 650,000 Shares for a potential issuance upon the exercise of warrants to be granted in connection with this Offering.

(5) Confirmation of representations.

By signing below, the Company and the Placement Agent confirm that all of the representations made by each party in the PAA remain accurate as of the date of this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

DPEC CAPITAL, INC.		ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

By:	/s/ Mark Downey	By:	/s/ Scott L. Mathis
	Name: Mark Downey		Name: Scott L. Mathis
	Title: Chief Financial Officer & Chief Operating Officer		Title: President